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                                                                      Exhibit 21
                                                                     (unaudited)

               PHILADELPHIA SUBURBAN CORPORATION AND SUBSIDIARIES


The following table lists the significant subsidiaries and other active subsidiaries of Philadelphia Suburban Corporation at December 31, 2000:


      Philadelphia Suburban Water Company (Pa.)
      Suburban Environmental Services, Inc. (Pa.)
      Little Washington Wastewater Company (Pa.)
      Consumers Water Company (Pa.)
      Consumers Ohio Water Company (Ohio)
      Consumers Applegrove Water Company (Ohio)
      Consumers Illinois Water Company (Illinois)
      Consumers New Jersey Water Company (New Jersey)
      Consumers Maine Water Company (Maine)
      Consumers North Carolina Water Company, Inc. (North Carolina) Consumers Pennsylvania Water Company - Shenango Valley Division (Pa.) Consumers Pennsylvania Water Company - Roaring Creek Division (Pa.) Consumers Pennsylvania Water Company - Susquehanna Division (Pa.) Masury Water Company (Ohio)
      Fawn Lake Forest Water Company (Pa)
      Hawley Water Company (Pa)
      Northeast Utilities, Inc. (Pa)
      Waymart Water Company (Pa)
      Western Utilities, Inc. (Pa)
      Utility & Municipal Services, Inc. (Pa)